                                                                   EXHIBIT 23.2

                              [KPMG LETTERHEAD]







                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference, in Registration Statement of American Banknote Corporation on Amendment No. 2 to Form S-4 of our report
No. 333-44069 dated 14 August 1996 on the special purpose financial statements of Leigh Mardon Security Division (the "Economic Entity") as defined in Note 1 thereto, as included in Form 8-K/A Amendment No. 1 dated August 16, 1996, of American Banknote Corporation, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



KPMG
Melbourne, Australia
April 9, 1998